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                                                                  EXHIBIT 10.5

                                 LOAN AGREEMENT

       THIS LOAN AGREEMENT ("Agreement"), dated as of the 31st day of March, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between ONLINE RESOURCES & COMMUNICATIONS CORPORATION, a Delaware corporation ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                    RECITALS:

       WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of Six Million Dollars ($6,000,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

       WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

       WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                   AGREEMENT:

       NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE 1
                                    THE LOAN

       1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions contained herein, the Lender shall make the Loan to Borrower by wire transfer in immediately available funds. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Six Million Dollars ($6,000,000), dated as of the date hereof, executed by Borrower in favor of Lender (the "Note"). The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrower, or any shareholder, member, partner, subsidiary or affiliate of Borrower ("Affiliates"), now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a


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"Loan Document" and collectively referred to as the "Loan Documents." The term
"Obligations" as used herein shall refer to (a) the Loan to be made concurrently or in connection with this Agreement, as evidenced by the Note, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrower to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrower and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the Collateral and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby or by the other Loan Documents.

       1.2 Processing Fee. Borrower shall pay Lender a processing fee of One Hundred Twenty Thousand Dollars ($120,000), Thirty Six Thousand Dollars ($36,000) of which has previously been paid to Lender and Eighty Four Thousand Dollars ($84,000) of which shall be paid on the date the Loan is funded.

       1.3 Prepayment. Borrower may prepay the indebtedness evidenced by the
Note in whole or in part at any time and from time to time, without penalty or premium.

       1.4 Purposes of Loan and Use of Proceeds. The purpose of the Loan shall be: (i) to provide additional working capital to Borrower and (ii) to pay off certain existing indebtedness in the principal amount not exceeding $150,000.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

       2.1 Borrower's Representations. Borrower hereby represents and warrants to Lender as follows:

           (a) Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial condition or its ability to conduct its business in the manner now conducted.

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           (b) Subsidiaries. Borrower neither owns nor has an interest in, directly or indirectly, any other corporation, partnership, joint venture or other business organization ("Subsidiaries").

           (c) Authorization. Borrower has full legal right, power and authority to conduct its business and affairs. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken and Borrower has received all necessary governmental approvals, if any, that are required. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

           (d) Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

           (e) Capitalization. Attached hereto as Schedule 2.1(e) as a table showing the capitalization of Borrower, as of the date hereof, on a fully diluted basis. As of the date hereof, Borrower does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or Preferred Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Common Stock or Preferred Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 2.1(e) and the Warrant. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the Borrower's Common Stock or Preferred Stock: (i) the total number of shares issuable upon exercise of all outstanding options; and (ii) the range of exercise prices for all such outstanding options. As of the date hereof, Borrower is not subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrant or on Schedule 2.1(e). As of the date hereof, all of the outstanding shares of Borrower's capital stock are validly issued, fully paid and

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       nonassessable. Except as set forth on Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Borrower, with respect to the issuance of the Warrant or the issuance of the Common Stock upon exercise of the Warrant and all such rights have been effectively waived with regard to the issuance of the Warrant, the exercise of the Warrant and the issuance of the Common Stock upon exercise of the Warrant. Borrower has not violated any applicable federal or to its knowledge state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws. To the best of Borrower's knowledge, there are no agreements among Borrower's shareholders with respect to any other aspect of Borrower's affairs, except as set forth on Schedule 2.1(e).

           (f) Trademarks, Patents, Etc. Schedule 2.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications theref or owned by Borrower or used or required by Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in Schedule 2.1(f), Borrower owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and know-how necessary to entitle Borrower to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of Borrower or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and Borrower is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Schedule 2.1(f), Borrower has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. As used herein, "proprietary information" includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and


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       nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, fiances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by Borrower or marketing studies conducted by Borrower, all of which Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties.

           (g) No Conflicts. Consummation of the transactions contemplated hereby and the performance of the obligations of Borrower under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its respective properties may be bound or affected or to which Borrower has not obtained an effective waiver.

           (h) Litigation. There are no actions, suits, arbitrations, administrative hearings or other proceedings pending, or, to the knowledge of Borrower threatened, against or affecting Borrower or any of Borrower's property or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency. To Borrower's knowledge, Borrower is not subject to any order, writ, injunction, decree or demand of any court or any governmental authority.

           (i) Financial Statements. The financial statements of Borrower dated December 31, 1997 and March 31, 1998, which are attached hereto as
       Schedule 2.1(i) (A), are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of Borrower as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower since the date(s) thereof, and no additional borrowings have been made by Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

           (j) Other Agreements; No Defaults. Except as set forth on Schedule 2.1(j), Borrower is not a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any charter or corporate restriction, that could have a material adverse effect on the business, properties, assets, operations or

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       conditions, financial or otherwise, of Borrower, or the ability of
       Borrower to carry out its obligations under the Loan Documents to which it is a party. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

           (k) Compliance With Law. Borrower has obtained all necessary licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that any noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect Borrower's ability to perform its obligations under the Loan Documents.

           (l) Debt. Schedule 2.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 2.1(l).

           (m) Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being

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       contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower or any of its property.

           (n) Certain Transactions. Except as set forth on Schedule 2.1(n) hereto, Borrower is not indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever, and none of said shareholders, officers or directors or any members of their immediate families, are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation, with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that shareholders, officers and/or directors of Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with Borrower. No shareholder, officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other legal entity.

           (o) Statements Not False or Misleading. No representation or warranty given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

           (p) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to
       Section 12 of the Securities Exchange Act of 1934, as amended.

           (q) Significant Contracts. Schedule 2.1(q) is a complete and correct list of all contracts, agreements and other documents pursuant to which Borrower receives revenues in excess of $150,000 per fiscal year or has committed to make expenditures in excess of $150,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and Borrower knows of no reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

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           (r) Environment. Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. Borrower has not received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or
       (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises;
       (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters affecting Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

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           (s) Fees/Commissions. Borrower has not agreed to pay any finder's fee, commission, origination fee (except for the processing and commitment fees due pursuant to Section 1.2 hereof) or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

           (t) ERISA. Borrower is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. Section 1001 et seq. (1975), as amended form time to time ("ERISA") Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any pension plan that is subject to the requirements of ERISA (a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

           (u) Title to Properties. Borrower has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof).

           (v) Limited Offering of Note and Warrant. Neither Borrower nor anyone acting on its behalf has offered the Note, the Warrant or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. Neither Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note and Warrant

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       to Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

           (w) Registration Rights. Except as set forth on Schedule 2.1(w), Borrower is not under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

           (x) Employees. Borrower has no current labor problems or disputes which have resulted or Borrower reasonably believes could be expected to have a material adverse effect on the operations, properties or financial condition of Borrower, or Borrower's ability to perform its obligations hereunder.

           (y) Issuance Taxes. All taxes imposed on Borrower in connection with the issuance, sale and delivery of the Note, the Warrant and the capital stock issuable upon exercise of the Warrant have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrower.

           (z) Solvency. As of the date hereof and giving effect to the making of the Loan, Borrower (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

           (aa) Location of Properties, Places of Business. The only jurisdictions in which Borrower maintains any tangible personal property or carries on business are as listed in Schedule 2.l(aa) hereto. All billings for the supply of goods and services by Borrower are made from, and require payment to be made to, the chief executive office of the Borrower.

           (ab) Year 2000 Compatibility. Borrower has reviewed its financial accounting systems and other computer systems for year 2000 compatibility and has not identified any issued that could have a material adverse effect on Borrower's business, operations, property or financial condition.


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                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

       Borrower covenants and agrees that during the term of this Agreement:

       3.1 Payment of Obligations. Borrower shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

       3.2 Financial Statements and Reports. Borrower shall furnish to Lender
(a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, an unaudited balance sheet of Borrower as of the close of such fiscal year, an unaudited statement of operations of Borrower as of the close of such fiscal year and an unaudited statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a certificate of the President, Chief Executive Officer or Chief Financial Officer of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (b) as soon as practicable and in any event within one hundred fifty (150) days after the end of each fiscal year of Borrower, an audited balance sheet of Borrower as of the close of such fiscal year, an audited statement of operations of Borrower as of the close of such fiscal year and an audited statement of cash flows for Borrower for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrower at the close of such fiscal year and the results of its operations during such fiscal year and accompanied by a certificate of the President, Chief Executive Officer or Chief Financial Officer of Borrower, stating that to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has

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occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (c) within thirty (30) days of the end of each calendar month, a status report indicating the financial performance of Borrower during such month and the financial position of Borrower as of the end of such month in the format required by Lender (which format will be delivered to Borrower on a diskette), (d) within thirty (30) days of the end of each quarter, a balance sheet of Borrower as of the close of such quarter and a statement of operations of Borrower as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (e) with reasonable promptness, such other financial data, including without limitation, accounts receivable agings, as Lender may reasonably request.

       3.3 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lender permit Lender, its officers and employees and any professionals designated by Lender in writing, at Borrower's expense, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of Borrower's business.

       3.4 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain, in amounts customary for entities engaged in comparable business activities, (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrower's business. Borrower will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrower's Board of Directors. At the request of Lender, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

       3.5 Taxes and Assessments. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses
(b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

       3.6 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

       3.7 Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect Borrower's operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

       3.8 Notice of Default; Perceived Breach. Borrower shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof. Borrower agrees to give Lender prompt written notice of any action or inaction by or on behalf of Lender in connection with this Agreement or the Obligations that Borrower believes may be actionable against Lender or a defense to payment of any or all Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law.

       3.9 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (a) any actions, suits or proceedings, instituted by any persons whomsoever against Borrower or affecting any of the assets of Borrower wherein the amount at issue is in excess of One Hundred Fifty Thousand and No/l00ths Dollars ($150,000.00) and (b) any dispute, not resolved within one hundred twenty (120) days of the commencement thereof, between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of Borrower.

       3.10 Conduct of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Borrower shall notify Lender within thirty (30) days of acquiring any intellectual property registrable in the United States Patent and Trademark Office. Borrower agrees to execute and deliver to Lender any and all documents or other instruments that Lender deems reasonably necessary to perfect and continue perfection of a security interest in such intellectual property.

       3.11 ERISA Plan. If Borrower has in effect, or hereafter institutes, a Plan that is subject to the requirements of ERISA, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (a) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (b) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan; and (c) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

       3.12 Dividends. Distributions, Stock Rights, etc. Without the prior written consent of Lender, Borrower shall not declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan nor grant any preemptive rights with respect to the capital stock of Borrower. Notwithstanding the foregoing, Borrower may periodically redeem stock or options of former employees provided such amount does not exceed $10,000 for each such former employee.

       3.13 Guaranties; Loans; Payment of Debt. Except for the types of liabilities described on Schedule 3.13, without the prior written consent of Lender, Borrower shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever, except for the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business. Without the prior written consent of Lender, Borrower shall not (a) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (b) make any payment on any subordinated debt other than trade payables incurred in the ordinary course of Borrower's business except for the regularly scheduled payments for the indebtedness described on Schedule 2.1(1).

       3.14 Debt. Without the prior written consent of Lender, Borrower shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

            (a) the indebtedness evidenced by the Note;

            (b) the endorsement of negotiable instruments payable to Borrower for deposit or collection in the ordinary course of business;

            (c) trade payables incurred in the ordinary course of business (each of which, individually, does not exceed $150,000);

            (d) the indebtedness listed on Schedule 2.1(1) hereto;

            (e) capital lease indebtedness in an amount not to exceed $600,000 per year; and

            (f) purchase money indebtedness in an amount not to exceed $500,000 per year; provided, however, the installment indebtedness to ISF, Inc. in connection with the license to acquire certain software from Forte Software shall not apply against this limitation.

Notwithstanding the foregoing, Lender shall not unreasonably withhold its consent for indebtedness and liens subordinate to the Loan and all collateral securing the Loan; provided that: (i) such subordinate indebtedness does not have terms materially more favorable than the terms of the Loan (including without limitation a maturity date earlier than the maturity of the Loan, (ii) the principal amount of such subordinate indebtedness does not exceed $4,000,000, (iii) such subordinate indebtedness and all liens securing such indebtedness are subordinate to the Loan and all liens in favor of Lender on all collateral securing the Loan and (iv) the holder of such subordinate indebtedness enters into an intercreditor agreement with Lender in a form reasonably acceptable to Lender.

       3.15 No Liens. Without prior the written consent of Lender, Borrower shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

            (a) liens in favor of Lender;

            (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

            (c) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment;

            (d) liens described on Schedule 2.1(1) and for indebtedness described in 3.14(e) and (f) hereto (provided, however, that Borrower shall cause the liens described on Schedule 2.1(1) in favor of 21st Century Communications Partnerships, LP, 21st Century Communications T-E Partnerships, LP, 21st Century Communications Foreign Partnerships, LP and Applewood Associates, LP to be released and the indebtedness secured thereby to be repaid in full or converted to Series C Preferred Stock of Borrower within thirty (30) days of the Closing Date).

       3.16 Mergers, Consolidations, Acquisitions and Sales. Without the prior written consent of Lender which consent shall not be unreasonably withheld, Borrower shall not (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary.

       3.17 Transactions With Affiliates. Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with Borrower.

       3.18 Environment. Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

       3.19 Landlord Consents. Borrower shall use its best efforts to obtain a Landlord Consent and Subordination of Lien, in a form reasonably satisfactory to Lender, from each landlord from whom Borrower now or hereafter may lease space.

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

       4.1 Closing of the Loan. The obligation of Lender to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

           (a) Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

           (b) Lender shall have received an opinion of the Borrower's counsel, Michaels, Wishner & Bonner, dated the Closing Date, in form and substance satisfactory to Lender's counsel, Chambliss, Bahner & Stophel, P.C.

           (c) Borrower shall have delivered to Lender a Note executed by Borrower, in form and substance satisfactory to Lender.

           (d) Borrower shall have delivered to Lender a Stock Purchase Warrant executed by Borrower, in form and substance satisfactory to Lender, and the related Warrant Valuation Letter executed by Borrower.

           (e) Borrower shall have delivered to Lender a Security Agreement and related UCC-l Financing Statement(s), executed by Borrower, each of which is in form and substance satisfactory to Lender.

           (f) Borrower shall have delivered to Lender an Intellectual Property Security Agreement executed by Borrower, in form and substance satisfactory to Lender.

           (g) Borrower shall have delivered to Lender an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrower, in form and substance satisfactory to Lender.

           (h) Borrower shall have delivered to Lender copies of the corporate charter and other publicly filed organizational documents of Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which Borrower is incorporated.

           (i) Borrower shall have delivered to Lender certified (as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

           (j) Borrower shall have delivered to Lender a certificate as to the legal existence and good standing of the Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which the Borrower is incorporated.

           (k) Borrower shall have delivered to Lender certificates of the Secretaries of State or other appropriate public officials as to Borrower's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on its financial condition or its ability to conduct its business in the manner now conducted and as hereafter intended to be conducted.

           (l) Borrower shall have delivered to Lender a BIDCO Report completed and executed by Borrower.

           (m) Borrower shall have delivered to Lender an Escrow Agreement executed by Borrower, in form and substance satisfactory to Lender.

                                   ARTICLE 5
                              DEFAULT AND REMEDIES

       5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

           (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within ten (10) days;

           (b) Any misrepresentation by Borrower to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

           (c) Failure of Borrower to perform any of its obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

           (d) Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within thirty (30) days, or (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

           (e) Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

           (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

           (g) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower now or hereafter owed to Lender;

           (h) Borrower shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which in the aggregate exceeds One Hundred Fifty Thousand and No/l00ths Dollars ($150,000.00) or materially adversely affects Borrower's operations, properties or financial condition; or

           (i) Matthew Lawlor shall no longer be significantly involved in the management and/or daily operations of Borrower.

       With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such

Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten
(10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

       5.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

           (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

           (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

       5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

       5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised, if none is specified, or if the remedy is provided by this Agreement, then as follows:

           First, to the costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by Lender in connection with the exercise of its remedies;

           Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

           Third, to the payment of the Obligations of Borrower, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

           Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                    ARTICLE 6
                                   TERMINATION

       6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment in full by Borrower of the Obligations, at which time Lender shall cancel the Note and deliver it to Borrower; provided, however, that the indemnities provided in Section 7.15 shall survive the termination of this Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

       7.1 Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrower and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

       7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

       7.3 Costs and Expenses. Borrower agrees to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained by Borrower pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

       7.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrower shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior written consent of Lender.

       7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

       7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       7.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

       7.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

       7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this
Agreement:

The Address of Lender is:          Sirrom Capital Corporation
                                   Suite 200
                                   500 Church Street
                                   Nashville, TN 37219
                                   Attention:   Brent Ray
                                   Telecopy No.: 615/726-1208

with a copy to:                    Chambliss, Bahner & Stophel, P.C.
                                   1000 Tallan Building
                                   Two Union Square
                                   Chattanooga, TN 37402
                                   Attention: J. Patrick Murphy, Esq.
                                   Telecopy No.: 423/265-9574

The Address of Borrower is:        Online Resources & Communications
                                   Corporation
                                   7600 Colshire Drive
                                   McLean, VA 22102
                                   Attention:   George Northup
                                   Telecopy No.: 703/394-5107
with a copy to:                      Michaels, Wishner & Bonner
                                     1140 Connecticut Avenue, Suite 900
                                     Washington, D.C. 20003
                                     Attention:   Mark Wishner, Esq.
                                     Telecopy No.: (202) 775-0854

       7.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Borrower were not based upon any fact or material provided by Lender, nor was Borrower induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

       7.11 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

       7.12 Survival of Representations and Warranties. All representations and warranties contained herein or in any of the Loan Documents or made by or furnished on behalf of Borrower in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

       7.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

       7.14 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

       7.15 General Indemnification. Borrower agrees to indemnify Lender, its officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each of them and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or wilful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Borrower (including as required pursuant hereto or pursuant to any other Loan Document).

       7.16 Standard of Care; Limitation of Damages. Lender shall be liable to Borrower only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lender's gross negligence or wilful misconduct, and liability for all other matters is hereby waived. Lender shall not in any event be liable to Borrower for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

       7.17 Consent to Jurisdiction; Exclusive Venue. Borrower hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

       7.18 Waiver of Trial by Jury. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                     LENDER:

                                     SIRROM CAPITAL CORPORATION,
                                     a Tennessee corporation

                                     By: [sig]
                                        -------------------------
                                     Title TREASURER
                                          -----------------------
                                     BORROWER:

                                     ONLINE RESOURCES & COMMUNICATIONS
                                     CORPORATION, a Delaware corporation

                                     By: [sig]
                                        -------------------------
                                     Title CHAIRMAN AND CEO
                                          -----------------------

                               FIRST AMENDMENT TO
                       LOAN AGREEMENT AND LOAN DOCUMENTS

     THIS FIRST AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS ("Amendment") 30th dated as of the day of June, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between ONLINE RESOURCES & COMMUNICATIONS CORPORATION, a Delaware corporation, ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                   RECITALS:

     WHEREAS, Lender has previously made a term loan to Borrower in the original principal amount of Six Million and No/l00ths Dollars ($6,000,000) (the "Original Loan") on the terms and conditions set forth in that certain Loan Agreement dated March 31, 1998, by and between Lender and Borrower (the Loan Agreement as now or hereafter amended, is hereinafter referred to as the "Loan Agreement"); and

     WHEREAS, the Original Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the "Loan Documents"; and

     WHEREAS, Borrower desires to borrow from Lender and Lender desires to lend to Borrower an additional Two Million and No/l00ths Dollars ($2,000,000.00) (the "Additional Loan") pursuant to a Secured Promissory Note of even date herewith by Borrower in favor of Lender, on the terms and conditions set forth in the Loan Agreement, secured by the Loan Documents, including (a) a security interest in certain tangible and intangible personal property granted pursuant to that certain Security Agreement dated March 31, 1998 between Borrower and Lender, and (b) a security interest in certain intellectual property pursuant to the Intellectual Property Security Agreement dated March 31, 1998, between Borrower and Lender; and

     WHEREAS, this Amendment shall amend the Loan Documents.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

     1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

      2. The second sentence of Section [1.1] of the Agreement is hereby amended to read in its entirety as follows:

         The Loan shall be evidenced by (i) a Secured Promissory Note (the "First Note") in the original principal amount of Six Million and No/l00ths Dollars ($6,000,000), dated March 31, 1998, executed by Borrower in favor of Lender, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference and (ii) a Secured Promissory Note (the "Second Note") in the original principal amount of Two Million and No/100ths Dollars ($2,000,000.00) of even date herewith, executed by Borrower in favor of Lender, substantially in the form of Exhibit A attached to the First Amendment to Loan Agreement and Loan Documents and incorporated herein by this reference (the First Note and Second Note shall be referred to collectively as the "Note").

      3. The obligations of Borrower in connection with and/or relating to the Additional Loan are further evidenced and/or secured by the Loan Documents.

      4. Borrower hereby represents and warrants to Lender that all of the representations made in Section 2 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

      5. Borrower hereby represents and warrants to Lender that the address (es) set forth on Schedule B attached hereto and incorporated herein by this reference is the principal place of Borrower's business and the location of all tangible collateral and the place where the records concerning all intangible collateral are kept and/or maintained.

      6. Borrower shall pay to Lender a processing fee of $40,000 ($20,000 of which has previously been paid and $20,000 of which shall be paid upon funding) and all expenses of Lender incurred in connection with the Additional Loan upon the funding of the Additional Loan.

      7. Borrower hereby certifies to Lender that it shall use the proceeds of the Additional Loan for working capital.

      8. The obligation of Lender to fund the Additional Loan on the date hereof is subject to Borrower's delivery to Lender of each of the following:

         (a) a Secured Promissory Note executed by Borrower, in form and substance satisfactory to Lender;

         (b) a Stock Purchase Warrant executed by Borrower and a related Warrant Valuation Letter, in form and substance satisfactory to Lender;

         (c) an opinion of Borrower's counsel Michaels, Wishner & Bonner, in form and substance satisfactory to Lender's counsel;

         (d) the BIDCO Report completed by Borrower, in form and substance satisfactory to Lender;

         (e) an Authorization Agreement for Pre-Authorized Payments (Debit);

         (f) an Escrow Agreement executed by Borrower, in form and substance satisfactory to Lender;

         (g) the written consents of the holders of at least 50% of Borrower's Series C Preferred Stock and of Dominion Fund IV to the transactions contemplated by the Additional Loan, in form and substance satisfactory to Lender.

       9. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, and (b) no default or Event of Default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff existing as of the date hereof, and Borrower hereby releases Lender from any claim, known or unknown, that Borrower May have against Lender as of the execution of this Amendment.

       10. The terms "Loan Document" and "Loan Documents" as defined in the Loan Agreement are amended to include this Amendment.

       11. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

       12. Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:                                      LENDER:

ONLINE RESOURCES &                             SIRROM CAPITAL CORPORATION,
   COMMUNICATIONS CORPORATION,                 a Tennessee corporation
a Delaware corporation

                                                By: [sig]
By: [sig]                                          -----------------------------
   -----------------------------                Title: VICE PRESIDENT
Title: CHAIRMAN AND CEO                               --------------------------
      --------------------------

                            SECURED PROMISSORY NOTE



$2,000,000.00                                                    June 30, 1998


       FOR VALUE RECEIVED, the undersigned, ONLINE RESOURCES & COMMUNICATIONS CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at Sirrom Capital Corporation, P.O. Box 30378, Nashville, TN 37241-0378, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of TWO MILLION AND NO/l00ths DOLLARS ($2,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of twelve and three-quarters percent (12.75%) per annum (computed on the basis of a 360-day year).

       Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of August, 1998, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until March 30, 2003 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

       The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

       Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in that certain Loan Agreement dated March 31, 1998 between Maker and Payee, as amended by that certain First Amendment to Loan Agreement and Loan Documents of even date herewith (the "Loan Agreement"), which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Loan Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until the earlier of the date the Event of Default is cured or this Note is paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

       In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

       Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

       The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Loan Agreement.

       All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

       This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

       Maker hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Note or the indebtedness evidenced hereby. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

       HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

       As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                        MAKER:

                                        ONLINE RESOURCES & COMMUNICATIONS
                                        CORPORATION, a Delaware corporation

                                        By: [sig]
                                           -----------------------------
                                        Title: Chairman & CEO/
                                              --------------------------

                               FIRST AMENDMENT TO
                        LOAN AGREEMENT AND LOAN DOCUMENTS

      THIS FIRST AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS ("Amendment") dated as of the 30th day of June, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between ONLINE RESOURCES & COMMUNICATIONS CORPORATION, a Delaware corporation, ("Borrower"), and SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Lender").

                                    RECITALS:

       WHEREAS, Lender has previously made a term loan to Borrower in the original principal amount of Six Million and No/l00ths Dollars ($6,000,000) (the "Original Loan") on the terms and conditions set forth in that certain Loan Agreement dated March 31, 1998, by and between Lender and Borrower (the Loan Agreement as now or hereafter amended, is hereinafter referred to as the "Loan Agreement"); and

       WHEREAS, the Original Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the "Loan Documents"; and

       WHEREAS, Borrower desires to borrow from Lender and Lender desires to lend to Borrower an additional Two Million and No/l00ths Dollars ($2,000,000.00) (the "Additional Loan") pursuant to a Secured Promissory Note of even date herewith by Borrower in favor of Lender, on the terms and conditions set forth in the Loan Agreement, secured by the Loan Documents, including (a) a security interest in certain tangible and intangible personal property granted pursuant to that certain Security Agreement dated March 31, 1998 between Borrower and Lender, and (b) a security interest in certain intellectual property pursuant to the Intellectual Property Security Agreement dated March 31, 1998, between Borrower and Lender; and

       WHEREAS, this Amendment shall amend the Loan Documents.

                                   AGREEMENT:

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

       1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

       2. The second sentence of Section [1.1] of the Agreement is hereby amended to read in its entirety as follows:

            The Loan shall be evidenced by (i) a Secured Promissory Note (the "First Note") in the original principal amount of Six Million and No/l00ths Dollars ($6,000,000), dated March 31, 1998, executed by Borrower in favor of Lender, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference and (ii) a Secured Promissory Note (the "Second Note") in the original principal amount of Two Million and No/l00ths Dollars ($2,000,000.00) of even date herewith, executed by Borrower in favor of Lender, substantially in the form of Exhibit A attached to the First Amendment to Loan Agreement and Loan Documents and incorporated herein by this reference (the First Note and Second Note shall be referred to collectively as the "Note").

       3. The obligations of Borrower in connection with and/or relating to the Additional Loan are further evidenced and/or secured by the Loan Documents.

      4. Borrower hereby represents and warrants to Lender that all of the representations made in Section 2 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

      5. Borrower hereby represents and warrants to Lender that the address (es) set forth on Schedule B attached hereto and incorporated herein by this reference is the principal place of Borrower's business and the location of all tangible collateral and the place where the records concerning all intangible collateral are kept and/or maintained.

      6. Borrower shall pay to Lender a processing fee of $40,000 ($20,000 of which has previously been paid and $20,000 of which shall be paid upon funding) and all expenses of Lender incurred in connection with the Additional Loan upon the funding of the Additional Loan.

      7. Borrower hereby certifies to Lender that it shall use the proceeds of the Additional Loan for working capital.

      8. The obligation of Lender to fund the Additional Loan on the date hereof is subject to Borrower's delivery to Lender of each of the following:

         (a) a Secured Promissory Note executed by Borrower, in form and substance satisfactory to Lender;

         (b) a stock Purchase Warrant executed by Borrower and a related warrant valuation Letter, in form and substance satisfactory to Lender;

         (c) an opinion of Borrower's counsel Michaels, Wishner & Bonner, in form and substance satisfactory to Lender's counsel;

         (d) the BIDCO Report completed by Borrower, in form and substance satisfactory to Lender;

         (e) an Authorization Agreement for Pre-authorized
       Payments (Debit);

         (f) an Escrow Agreement executed by Borrower, in form and substance satisfactory to lender;

         (g) the written consents of the holders of at least 50% of Borrower's Series C Preferred Stock and of Dominion Fund IV to the transactions contemplated by the Additional Loan, in form and substance satisfactory to Lender.

       9. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, and (b) no default or Event of Default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff existing as of the date hereof, and Borrower hereby releases Lender from any claim, known or unknown, that Borrower may have against Lender as of the execution of this Amendment.

       10. The terms "Loan Document" and "Loan Documents" as defined in the Loan Agreement are amended to include this Amendment.

       11. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

       12. Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this amendment, or have caused this amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:                                    LENDER:

ONLINE RESOURCES &                           SIRROM CAPITAL CORPORATION,
   COMMUNICATIONS CORPORATION,               a Tennessee corporation
a Delaware corporation


By: [sig]                                    By: [sig]
   ------------------------------               ------------------------------
Title: Chairman & CEO                        Title: Vice President
      ---------------------------                  ---------------------------



                                       4